Exhibit 1.1

EDGE PETROLEUM CORPORATION
(a Delaware corporation)

Underwriting Agreement
January 24, 2007

9,500,000 Shares of Common Stock
(par value $0.01 per share)

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172

   As Representatives of the
   several Underwriters listed
   in Schedule D hereto

Ladies and Gentlemen:

Edge Petroleum Corporation, a Delaware corporation (the “Company”), confirms its agreement with Raymond James & Associates, Inc. and J.P. Morgan Securities Inc. (the “Representatives”), as representatives of the several underwriters listed in Schedule D hereto (the “Underwriters”), with respect to the issue and sale by the Company and the purchase by the Underwriters of an aggregate of 9,500,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Firm Shares”).  In addition, the Company grants to the Underwriters an option to purchase up to an aggregate of 1,425,000 additional shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the “Option Shares”).  The Firm Shares to be purchased by the Underwriters, together with the Option Shares, if purchased, are hereinafter collectively called the “Securities.”  The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), a registration statement (No. 333-125677) on Form S-3 including a prospectus (the “Basic Prospectus”), relating to securities to be issued from time to time by the Company, including the Securities.  Such registration statement has been declared effective by the Commission under the 1933 Act.  The registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.” Each prospectus supplement used in connection with the offering of the Securities that omitted Rule 430 Information, together with the Basic Prospectus, is herein called a “preliminary prospectus.”  As used herein, the term “Prospectus” means the Basic Prospectus as supplemented by a prospectus supplement containing Rule 430 Information in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) to confirm sales of the Securities.  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed (but not merely furnished) after such date under the Securities Exchange Act of 1934, as amended (the “1934 Act”) that are deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

SECTION 1
REPRESENTATIONS AND WARRANTIES

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, and as of the First Delivery Date and Second Delivery Date (if applicable) referred to in Section 2 hereof, as appropriate, and agrees with each Underwriter, as follows:

(1)   Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  At the time of the initial filing of the Registration Statement and at the time of the filing of any post-effective amendment thereto, the Company met the requirements of Form S-3 pursuant to the standards for that form prior to October 21, 1992.  The Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times that the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, at the First Delivery Date and the Second Delivery Date (if applicable), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the First Delivery Date and the Second Delivery Date (if applicable) included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), any Issuer Free Writing Prospectus (as defined below) identified on Schedule B issued at or prior to the Applicable Time and the preliminary prospectus dated January 16, 2007 relating to the Securities, all considered together (collectively, the “Time of Sale Prospectus”) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the Time of Sale Prospectus, made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the Time of Sale Prospectus.

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means at or prior to the time when sales of the Securities were first made or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities (including any identified on Schedule B hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the

Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

Each Issuer Free Writing Prospectus identified on Schedule B hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of the Underwriters specifically for use therein.

(2)   Ineligible Issuer.  As of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Company be considered an Ineligible Issuer.

(3)   Independent Accountants.  Each of the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(4)   Financial Statements.  The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated, and the consolidated statements of operations, stockholders’ equity and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed therein.  The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Other than the historical financial statements included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and Prospectus, no other historical financial statements (and no financial statement schedules) are required by the 1933 Act or the 1933 Act Regulations to be included therein.  There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the 1933 Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that are required to be disclosed under the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), that are not so disclosed.

(5)   No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein or in documents incorporated therein by reference, there has been no material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and its Subsidiaries (as hereinafter defined) taken as a whole.

(6)   Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and Prospectus and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, results of operations or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

(7)   Good Standing of Subsidiaries.  Each subsidiary of the Company is identified in Exhibit B to this Agreement (each a “Subsidiary” and collectively the “Subsidiaries”).  Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect.  All of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable; except as otherwise disclosed in the Registration Statement, all such shares are wholly owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

(8)   Capitalization.  The authorized capital stock of the Company is, and the issued and outstanding capital stock of the Company as of December 31, 2006 is as set forth in Schedule A annexed hereto, which has been prepared from the books and records of the Company.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Time of Sale Prospectus or in the Prospectus accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(9)   Other Securities.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(10)   Authorization of Agreement and Binding Effect.  This Agreement has been duly authorized by all necessary corporate action, executed and delivered by the Company.

(11)   Reserve Report Data.  The oil and gas reserve estimates of the Company and its Subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared by independent reserve engineers in accordance with Commission guidelines applied on a consistent basis throughout the periods involved.  Other than production of the reserves in the ordinary course of business and intervening product price fluctuations or as described in the Registration Statement, the Time of Sale Prospectus and Prospectus, the Company is not aware of any facts or circumstances that, taken together, would have a material adverse effect in the reserves or the present value of future net cash flows therefrom as described in the Registration Statement, Time of Sale Prospectus or Prospectus.

(12)   Authorization and Description of Securities.  The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be as of the First Delivery Date and the Second Delivery Date (if applicable), as the case may be, validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to the descriptions thereof contained in the Registration Statement, Time of Sale Prospectus and Prospectus, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; the issuance of the Securities is not subject to preemptive or other similar rights of any security holder of the Company; the Company has authorized and available a sufficient number of shares of Common Stock for issuance of the Securities pursuant to this Agreement and has authorized and available a sufficient number of shares of Common Stock for issuance upon the exercise, conversion or exchange of all outstanding options and other securities of the Company that are convertible into or exchangeable for Common Stock.

(13)   [Intentionally omitted]

(14)   Transaction Documents and Proposed Credit Facilities.  The Board of Directors of the Company (or a committee thereof) has approved resolutions authorizing execution and delivery of the Purchase and Sale Agreements between Smith Production Inc. and Edge Petroleum Exploration Company (“Edge Exploration”) dated November 16, 2006, as amended (together, the “Transaction Documents”) and the performance of Edge Exploration’s obligations thereunder.  The Transaction Documents have been duly authorized, executed and delivered by Edge Exploration and constitute valid and legally binding agreements of Edge Exploration enforceable against Edge Exploration in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws relating to or affecting creditors’ rights generally, general principles of equity (regardless of whether enforcement is sought in equity or at law) and any implied covenants of good faith and fair dealing.  The Board of Directors of the Company (or a committee thereof) has approved resolutions authorizing execution and delivery of a $750 million senior, first lien secured borrowing base revolving credit facility and a $250 million senior, second lien secured bridge loan facility among the Company and the lenders party thereto (collectively, the “Proposed Credit Facilities”).

(15)   Absence of Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its charter, bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other written evidence of indebtedness for borrowed money or in any agreement, indenture, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively “Agreements and Instruments”) except for defaults that would not have a Material Adverse Effect; and the execution, delivery and performance by the Company of its obligations under this Agreement and the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement and the Transaction Documents have been duly authorized by all necessary corporate action and (except as contemplated by the Registration Statement, Time of Sale Prospectus or Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to the Agreements and Instruments, or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any Subsidiary (except for such conflicts, breaches or defaults or liens, charges, encumbrances or violations that would not result in a Material Adverse Effect).

(16)   Absence of Labor Dispute.  No labor dispute with the employees of the Company or any Subsidiary exists or to the knowledge of the Company is imminent, and the executive officers of the Company are not aware of any existing or imminent labor disturbance by the employees of any of its or any of its Subsidiaries’ principal operators, contractors, suppliers or customers that could reasonably be expected to have a Material Adverse Effect.  No executive officer of the Company is aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company.

(17)   Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, now pending, or to the knowledge of the Company threatened or contemplated, against or affecting the Company or any Subsidiary that (a) is required to be disclosed in the Registration Statement and not disclosed, (b) individually or in the aggregate could reasonably be expected to have a Material

Adverse Effect, or (c) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Transaction Documents.

(18)   Exhibits.  There are no contracts or documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement or to documents incorporated by reference therein that have not been so described or filed as required.

(19)   NASDAQ Global Select Market Listing.  The Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”).  Notification will be made to list the Securities on the NASDAQ, and as of the First Delivery Date, the Company shall have timely filed all notices and documents necessary for the Securities to be listed on NASDAQ, subject to official notice of issuance, the Securities shall have been approved for listing on the NASDAQ.  The Company is in compliance, in all material respects, with all applicable corporate governance requirements set forth in the NASDAQ Marketplace Rules.

(20)   Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary for the performance by the Company of its obligations hereunder, under the Transaction Documents or in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement or the Transaction Documents, except such as have been obtained or as may be required by NASDAQ and under the 1933 Act or the 1933 Act Regulations and state securities or blue sky laws and, in the case of the Transaction Documents, except such as if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(21)   Possession of Licenses and Permits.  The Company and its Subsidiaries possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not singly or in the aggregate have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect.

(22)   Properties.  Except as otherwise set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus or such as in the aggregate does not now have a Material Adverse Effect, and except for the usual and customary liens in favor of the operator under applicable operating agreements, mechanic and materialsmen liens that are not delinquent or are being disputed in good faith and of the various taxing authorities for ad valorem property taxes that are not yet due, or if due, are not delinquent the Company and its Subsidiaries have title to the properties described in the Time of Sale Prospectus and Prospectus as being owned by them as follows: (a) with respect to producing properties (including oil and gas wells,  producing leasehold interests and appurtenant personal property), such title is good and defensible and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, (b) with respect to its non-producing leasehold properties (including undeveloped locations on leases held by production and those leases not held by production and including exploration prospects described in the Time of Sale Prospectus and Prospectus as being owned by them), such title was investigated in accordance with customary industry procedures prior to the Company’s acquisition thereof; (c) with respect to its real property other than oil and gas interests described in the Time of Sale Prospectus and Prospectus as being owned by them, such title is good and defensible and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (d) with respect to its personal property other than that appurtenant to its oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions.

(23)   Insurance.  The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate for the conduct of their respective businesses and as are customary for the businesses in which they are engaged; all such policies of insurance insuring the Company are in full force and effect and, except as described in the Registration Statement, Time of Sale Prospectus or Prospectus neither the Company nor any of its Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, except as would not have a Material Adverse Effect.

(24)   Taxes.  Except as disclosed in the Registration Statement, Time of Sale Prospectus or Prospectus, the Company and each of its Subsidiaries has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not have a Material Adverse Effect.

(25)   Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds there-from as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(26)   Environmental Laws.  The Company and its Subsidiaries are (i) in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in material compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for (x) any actual or alleged violation of

Environmental Laws, or (y) investigation or any other action (including, but not limited to, remediation) in response to, or personal injury (including death) or property damage in connection with, any actual or alleged disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such notice has been resolved or is no longer outstanding or except where the actual or potential liability is not reasonably expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended.  The Company and its Subsidiaries have not entered into any agreement, and are not subject to any order, pursuant to which they currently have any ongoing obligations to investigate or take any other action (including, but not limited to, remediation) in response to any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

(27)   Registration Rights.  There are no registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.

(28)   Patents, Trademarks, etc.  The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company to conduct its business as described in the Registration Statement, Time of Sale Prospectus and Prospectus, and the Company has not received notice of infringement of or conflict with, and knows of no such infringement of or conflict with, asserted rights of others with respect to any Intangibles that could reasonably be expected to have a Material Adverse Effect.

(29)   Internal Accounting.  Subject to such exceptions, if any, as could not reasonably be expected to have a Material Adverse Effect, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  None of the Company, its Subsidiaries, or any employee or agent thereof, has made any payment of funds of the Company or its Subsidiaries, or received or retained any funds, and no funds of the Company or its Subsidiaries have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(30)   Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in the United States.  Management of the Company assessed internal control over financial reporting of the Company as of December 31, 2005 and concluded internal control over financial reporting was effective as of such date, excluding the acquisition of Cinco Energy Corporation.  Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting.  Except as set forth in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, since the date of the latest audited financial statements incorporated by reference in the Time of Sale Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(31)   Disclosure Controls And Procedures.  The Company has implemented and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the 1934 Act Regulations, and that all such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(32)   Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among the Company on the one hand, and the Company’s directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Time of Sale Prospectus or Prospectus and which is not so described.

(33)   Brokers.  Except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or an Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(34)   Sarbanes-Oxley Act of 2002. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect.

(35)   Certain Payments.  Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, (A) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (B) violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1977, or (C) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official.

(36)   Compliance with Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(37)   Compliance with OFAC.  None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(38)   ERISA. Neither the Company, nor its Subsidiaries nor any entity that is a member of their controlled group within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations with respect thereto (“ERISA”) (collectively “ERISA Affiliate”) has within the past six years maintained, sponsored or contributed to or maintains, sponsors or contributes to or has or could have any obligation or liability with respect to any “pension plan” (as defined in Section 3(2) of ERISA) which is subject to Section 302 of ERISA, Section 412 of the Code or Title IV or ERISA.  Neither the Company, nor its Subsidiaries, nor any ERISA Affiliate has within the past six years, has or could have any liability with respect to any multiemployer plan (as defined in Section 3(37) of ERISA).  The trust forming part of each pension plan which has been established or maintained by the Company and/or one or more of its Subsidiaries, which is intended to be qualified under Section 401 of the Code, is so qualified and, to the knowledge of the Company and its Subsidiaries, no event or fact exists which would adversely affect such qualification.  Neither the Company, nor any of its Subsidiaries, nor any ERISA Affiliate maintains, is required to contribute to or has any liability with respect to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)).  Each pension plan and welfare plan and each other employee benefit plan or program established or maintained by the Company and/or one or more of its Subsidiaries is in compliance with the currently applicable provisions of ERISA, the Code and other applicable law, except where the failure to comply would not have a Material Adverse Effect.

(39)   Corporate Records.  The minute books of the Company and each of its Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books contain minutes (or written consents) of all meetings and actions of the Board of Directors (including each board committee) and stockholders (or analogous governing bodies and interest holders, as applicable) of the Company and each of its Subsidiaries since the time of its respective organization through the date of the latest meeting and action, which are complete and fair in all material respects.

(40)   Description of Securities and Other Matters.  The statements set forth in the Time of Sale Prospectus and Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute summaries of the terms of the capital stock of the Company, including the Common Stock, and the references and descriptions of laws and agreements under the captions “The Acquisitions,” “Risk Factors” and “Summary” fairly present the information required to be shown in all material respects.

(41)   Market Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might be reasonable be expected to cause or result in, under the 1933 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, in any case, in violation of Regulation M (as hereinafter defined).

(b)           Officers’ Certificates.  Any certificate signed by any officer of the Company or any Subsidiary that is delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty solely by the Company to the Underwriters as to the matters covered thereby.

SECTION 2
SALE AND DELIVERY TO UNDERWRITERS; CLOSING

(a)           Sale of Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price of $12.687 per share, the Firm Shares set forth opposite the name of such Underwriter under the caption “Number of Securities” in Schedule D attached hereto.  In addition, the Company grants to each Underwriter an option to purchase, severally and not jointly, the number of Option Shares set forth below at the same price per share.  Such option is hereby granted for the purpose of covering over-allotments in the sale of Firm Shares, and will expire if not exercised within thirty (30) calendar days after the date of this Agreement.  The option granted hereby may be exercised in whole or in part (but not more than twice) by the Representatives, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Shares.  If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule D hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as Raymond James & Associates, Inc. in its sole discretion shall make.  The notice of exercise shall set forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, and the time and date of payment therefor and of issuance and delivery thereof.  Such time and date of payment, issuance and delivery (the “Second Delivery Date”) shall be determined by the Representatives but shall not be earlier than two full business days after the exercise of such option, nor in any event prior to the First Delivery Date (as defined in Section 2(b)).

(b)           Payment.  Payment of the purchase price for, and the delivery of, the Firm Shares shall be made at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (Central time) on January 30, 2007, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “First Delivery Date”).  In the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and the delivery of, the Option Shares shall be made at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002 in the manner set forth above, or at such other place as the Representatives and the Company shall determine, on the Second Delivery Date as specified in the notice from the Representatives to the Company.  On the First Delivery Date or Second Delivery Date, as the case may be, the Company shall deliver or cause to be delivered the Firm Shares or the Option Shares, as the case may be, through the facilities of the Depository Trust Company (“DTC”) to the Underwriters against payment of the purchase price therefor by wire transfer of immediately available funds to such account(s) as the Company may designate in writing to the Representatives.

(c)           The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

SECTION 3
COVENANTS OF THE COMPANY

The Company covenants with each Underwriter as follows:

(a)           Preparation and Filing of Prospectus.  Promptly following the execution of this Agreement, the Company will prepare a Prospectus setting forth the number of Securities covered thereby and their terms not otherwise specified in the preliminary prospectus, if any, the name of the Underwriters, the price at which the Securities are to be purchased by the Underwriters from the Company, the discounts and commissions to the Underwriters and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Securities; and the Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule

424(b)(8)), and will furnish to the Underwriters as many copies (including by electronic means, if so requested in lieu of paper copies) of the Prospectus as the Underwriters shall reasonably request, including, if requested by the Underwriters, in addition to or in lieu thereof, electronic copies of the Prospectus.

(b)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(c) hereof, will comply with the requirements of Rule 430B and will notify the Underwriters immediately, and confirm the notice in writing, (a) of the effectiveness of any amendment to the Registration Statement, (b) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed (but not merely furnished) pursuant to the 1934 Act, (c) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus or documents incorporated or deemed to be incorporated by reference therein, (d) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus with respect to the Securities or for additional information relating thereto, and (e) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose.  The Company will make commercially reasonable efforts to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)           Filing of Amendments or Supplements.  During the period the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales by an Underwriter or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172, prior to amending or supplementing the Registration Statement (including any filing under Rule 462(b)), any preliminary prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), the Company will furnish to the Underwriters for review a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which counsel for the Underwriters shall reasonably object.  The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the First Delivery Date and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(d)           Delivery of Registration Statements. The Company has furnished or, upon request, will deliver to the Underwriters and counsel for the Underwriters, without charge, signed (if available) or conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed (if available) or conformed copies of all consents and certificates of experts.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

(e)           Delivery of Prospectus. The Company will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies (including by electronic means, if so requested by the Underwriters, in addition to or in lieu of, paper copies) of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

(f)            Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time after the date hereof any event shall occur or a condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company to amend or supplement the Prospectus in order to make the statements therein not misleading in the light of the circumstances under which they were made, the Company will promptly either (a) prepare and file with the Commission an amendment of or supplement to the Prospectus or (b) make an appropriate filing pursuant to Section 13, 14 or 15 of the 1934 Act, in each case, in form and substance reasonably satisfactory to such counsel, which will amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development or there exists or shall exist a condition as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and, if requested by the Underwriters, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)           Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may reasonably designate and to maintain such qualifications in effect for a period of not more than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not more than one year from the effective date of the Registration Statement (or such shorter time as is required for distribution).

(h)           1934 Act Filings.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file, on a timely basis, all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(i)            Rule 158.  The Company will make generally available to its security holders as soon as practicable, but not later than the Availability Date, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the 1933 Act) covering a period of 12 months beginning after the effective date (as defined in Rule 158, the “Effective Date”) but not later than the first day of the Company’s fiscal quarter next following the Effective Date.  For purposes of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter (or if either of such dates specified above is a day the Commission is not open to receive filings, then the next such day that the Commission is open to receive filings).

(j)            Use of Proceeds.  The Company will use, in all material respects, the net proceeds received by it from the sale of the Securities in the manner specified in the Time of Sale Prospectus and Prospectus under “Use of Proceeds.”

(k)           Restriction on Sale of Securities.  For a period of 90 days after the date of the initial public offering of the Securities, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Securities to be sold hereunder and in the Company’s concurrent offering of Common Stock, the issuance by the Company of any securities or options to purchase Common Stock under its current employee benefit plans, the issuance by the Company of securities in exchange for or upon conversion of the Company’s securities described in the Registration Statement or the Prospectus in accordance with their terms or the issuance of securities in connection with acquisitions and private placements by the Company; provided, however, that the recipients of such securities in private placements and acquisitions agree in writing to be bound by these restrictions with respect to such securities.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l)            Compliance with Regulation M.  The Company will not, and will use its best efforts to cause its affiliated purchasers (as defined in Regulation M under the 1934 Act

Regulations (“Regulation M”)) not to, in violation of Regulation M, prior to completion of the distribution contemplated by this Agreement (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Common Stock, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Common Stock, or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(m)          [Intentionally omitted]

(n)           Exchange Listing.  Notification will be made to list the Securities on NASDAQ, and as of the First Delivery Date, the Company shall have timely filed all notices and documents necessary for the Securities to be listed on NASDAQ, subject to official notice of issuance, and the Securities shall have been approved for listing on NASDAQ.

SECTION 4
FREE WRITING PROSPECTUSES

The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, and the Underwriters agree that, unless they obtain the prior consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 5
PAYMENT OF EXPENSES

(a)           Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the issuance and delivery of the Securities to the Underwriters, for the account of the Underwriters, including any stock or other transfer taxes payable upon the sale, issuance or delivery of the Securities to the Underwriters, for the account of the Underwriters, (iii) the preparation and delivery to the Underwriters of copies of any preliminary prospectus, the Prospectus and any amendments or supplements thereto, (iv) the preparation and delivery to the Underwriters of this Agreement and of copies of any Blue Sky survey and any supplement thereto, including fees and disbursements of counsel for the Underwriters in connection therewith, (v) any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”), (vi) the fees and expenses of any transfer agent or registrar for the

Securities, (vii) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ, (viii) the fees and expenses of the Company’s accountants, (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (x) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement.  Except as provided herein, the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel for the Underwriters, any transfer taxes on the sale of Securities by them, and any expenses of advertising the offering of the Securities incurred by the Underwriters.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6(u) or Section 11(a)(v) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, unless such termination was pursuant to the condition set forth in Section 6(u) and the failure to satisfy the applicable condition was solely attributable to an Underwriter.

SECTION 6
CONDITIONS OF UNDERWRITERS’ OBLIGATIONS

The obligations of the Underwriters hereunder are subject to the following conditions:

(a)           Effectiveness of Registration Statement; Filing of Prospectus Supplement.  The Registration Statement has become effective and at the First Delivery Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430 Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430(B)) and any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

(b)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the First Delivery Date or the Second Delivery Date (if applicable); and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the First Delivery Date or the Second Delivery Date (if applicable).

(c)           [Intentionally Omitted]

(d)           No Material Adverse Change.  No material change in the capital stock or long-term debt of the Company and no event or condition of a type described in Section 1(a)(5) hereof shall have occurred or shall exist, which change, event or condition is not described in each of the Time of Sale Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus.

(e)           Opinion of Baker Botts L.L.P.  At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received the favorable opinion, dated as of such delivery date, of Baker Botts L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto with such qualifications and explanatory notes thereto as counsel to the Underwriters may reasonably accept.  In giving the opinions described in Exhibit A, such counsel may (a) state that their opinion is limited to matters governed by the federal laws of the United States, the laws of the State of Texas and the General Corporation Law of the State of Delaware, (b) state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials and other sources believed by them to be responsible, (c) state that they have relied on oral advice of the Commission that the Commission has declared the Registration Statement effective under the Act and that no stop order is in effect, (d) assume that the signatures on all documents examined by them are genuine, all documents submitted to them are authentic, and all documents submitted as certified or photostatic copies or translations conform with the originals, (e) state that their letter is furnished as counsel for the Company to the Underwriters and is solely for the benefit of the Underwriters, and (f) state that in the foregoing opinions, phrases such as “to the knowledge of such counsel,” known to such counsel” and those with equivalent wording refer to the conscious awareness of information by the lawyers of such firm who have prepared such opinion, signed such opinion or been actively involved in assisting and advising the Company in connection with the preparation of the Registration Statement, the Prospectus and the execution and delivery of this Agreement.

(f)            Opinion of Robert C. Thomas.  At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received the favorable opinion, dated as of such delivery date, of Robert C. Thomas, Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto with such qualifications and explanatory notes thereto as counsel for the Underwriters may reasonably accept.  In giving the opinions described in Exhibit C, such counsel may (a) state that his opinion is limited to matters governed by the Federal laws of the United States and the laws of the State of Texas, (b) state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company and its Subsidiaries and certifications of public officials and other sources believed by him to be responsible, (c) assume that the signatures on all documents examined by him are genuine, all documents submitted to him are authentic, and all documents submitted as certified or photostatic copies or translations conform with the originals, (d) state that his letter is furnished as counsel for the Company to the Underwriters and is solely for the benefit of the Underwriters, and (e) state that in the foregoing opinions, phrases such as “to the knowledge of such counsel,” known to such counsel” and those with equivalent wording refer to his conscious awareness of information.

(g)           Officers’ Certificate.  At the First Delivery Date and, if applicable, the Second Delivery Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or Prospectus, except as contemplated by the Prospectus, any material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and its Subsidiaries taken as a whole, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such delivery date, to the effect that such officers have carefully examined the Registration Statement, the Prospectus, and any supplements to the Prospectus and this Agreement and that:  (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of such delivery date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such delivery date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose, to such officer’s knowledge, have been instituted or are pending or are contemplated by the Commission.

(h)           BDO Seidman Comfort Letter.  On or prior to the date of this Agreement, the Underwriters shall have received from BDO Seidman, L.L.P. (“BDO Seidman”) a letter dated such date, in form and substance satisfactory to the Underwriters addressed to the Underwriters and to the Board of Directors of the Company, stating the conclusions and findings of such firm with respect to the audited financial statements and certain financial information of the Company included in the Registration Statement or Prospectus, or incorporated therein by reference, and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i)            Ryder Scott Comfort Letter.  On or prior to the date of this Agreement, the Underwriters shall have received from Ryder Scott Company Petroleum Engineers (“Ryder Scott”) a letter dated such date, in form and substance satisfactory to the Underwriters stating the conclusions and findings of such firm with respect to the oil and gas reserves of the Company addressed to the Underwriters and the Board of Directors of the Company.

(j)            Von Gonten Comfort Letter.  On or prior to the date of this Agreement, the Underwriters shall have received from William Von Gonten and Associates (“Von Gonten”) a letter dated such date, in form and substance satisfactory to the Underwriters stating the conclusions and findings of such firm with respect to the oil and gas reserves of the Company addressed to the Underwriters and the Board of Directors of the Company.

(k)           BDO Seidman Bring-Down Comfort Letter.  At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received from BDO Seidman a letter, dated as of such delivery date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such delivery date.

(l)            Ryder-Scott Bring-Down Comfort Letter.  At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received from Ryder Scott a letter, dated as of such delivery date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such delivery date.

(m)          Von Gonten Bring-Down Comfort Letter.  At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received from Von Gonten a letter, dated as of such delivery date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such delivery date.

(n)           Approval of Listing. At the First Delivery Date, the Company shall have filed all applications and other documents necessary for the Securities to be listed on NASDAQ, subject to official notice of issuance.

(o)           Lock-up Agreements.  On or prior to the date of this Agreement, each director and executive officer of the Company, shall have executed and delivered to the Underwriters a lock-up agreement in substantially the same form set forth as Exhibit D hereto; such agreement shall not have been amended or revoked; and such agreement shall be in full force and effect.

(p)           Opinion of Counsel of Davis Polk & Wardwell.  At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received the favorable opinion, dated as of such delivery date, of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(q)           Opinion of Counsel of Porter & Hedges, LLP.  At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriters shall have received the favorable opinion, dated as of such delivery date, of Porter & Hedges, LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(r)           Secretary’s Certificate. At the First Delivery Date and, if applicable, the Second Delivery Date, the Company shall deliver a secretary’s certificate, which certificate shall have all corporate and charter documents of the Company attached thereto and attesting to: (i) the Restated Certificate of Incorporation of the Company; (ii) the Bylaws of the Company; and (iii) all corporate resolutions adopted by the Company in connection with the transactions contemplated by this Agreement.

(s)           [Intentionally omitted]

(t)            Additional Documents.  At the First Delivery Date and, if applicable, the Second Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(u)           Termination of Agreement.  If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the First Delivery Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9, 10 and 12 through 15 shall survive any such termination and remain in full force and effect.

SECTION 7
INDEMNIFICATION

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, subject to Section 7(c) below, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Prospectus, it being understood and agreed upon that the statements set forth in the (i) first and second sentences of the third paragraph and (ii) tenth through fifteenth paragraphs, each under the caption “Underwriting” in the preliminary prospectus dated January 16, 2007 relating to the Securities, constitute the only information furnished in writing by or on behalf of the Underwriters expressly for use in the Registration Statement, including the Rule 430 Information

(or any amendment thereto), the Time of Sale Prospectus, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred and, except as otherwise provided in this paragraph, the Indemnifying Person shall not be liable to the Indemnified Person under this Section 7 for any legal and other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than the reasonable costs of investigation.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff (other than a final judgment entered into pursuant to a settlement as to which the Indemnifying Party did not consent), the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

SECTION 8
CONTRIBUTION

(a)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) of Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (a) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (a) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(c)           Non-Exclusive Remedies.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

SECTION 9
DEFAULTING UNDERWRITER

(a)           If, on the First Delivery Date or the Second Delivery Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non defaulting Underwriters or the Company may postpone the First Delivery Date or the Second Delivery Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule D hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the First Delivery Date or the Second Delivery Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the First Delivery Date or the Second Delivery Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any

Second Delivery Date, the obligation of the Underwriters to purchase Securities on the First Delivery Date or the Second Delivery Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5 hereof and except that the provisions of Sections 7 and 8 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

SECTION 10
REPRESENTATIONS, WARRANTIES AND
AGREEMENTS TO SURVIVE DELIVERY

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 11
TERMINATION OF AGREEMENT

(a)           Termination; General.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the First Delivery Date or, in the case of the Option Shares, prior to the Second Delivery Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred, since the date of the Agreement, any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the First Delivery Date or the Second Delivery Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus; or (v) the representation in the fourth paragraph of Section 1(a)(1) is incorrect in any respect.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8, 9 and 10 shall survive such termination and remain in full force and effect.

SECTION 12
NOTICES

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716 (fax: (727) 567-8274), attention of Scott Cook, and J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358), attention of Robert Cash, and notices to the Company shall be directed to it at 1301 Travis, Suite 2000, Houston, Texas 77002 (fax: (713) 650-6494), attention of Chief Financial Officer.  Notices given by telex or telephone shall be confirmed in writing.

SECTION 13
PARTIES

This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 14
GOVERNING LAW AND TIME

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO CENTRAL STANDARD OR DAYLIGHT TIME, AS APPROPRIATE.

SECTION 15
EFFECT OF HEADINGS

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

[Signature page follows]

Very truly yours,

EDGE PETROLEUM CORPORATION

By:	/s/ MICHAEL G. LONG
Name:	Michael G. Long
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Accepted: January 24, 2007

RAYMOND JAMES & ASSOCIATES, INC.
J.P. MORGAN SECURITIES INC.

     For themselves and on behalf of
     the several Underwriters listed
     in Schedule D hereto.

By:	RAYMOND JAMES & ASSOCIATES, INC.

By	/s/ KENT NELSON
Authorized Signatory

By:	J.P. MORGAN SECURITIES INC.

By	/s/ PAUL A. O’HERN
Authorized Signatory

[Signature page to Underwriting Agreement]

SCHEDULE A

CAPITALIZATION OF THE COMPANY

The total number of shares of all classes of capital stock that the Company has the authority to issue is 65,000,000 shares, consisting of (a) 60,000,000 shares of common stock, par value $.01 per share, and (b) 5,000,000 shares of preferred stock, par value $.01 per share.  As of December 31, 2006, the Company had outstanding:  (i) 17,442,229 shares of common stock; and (ii) 0 shares of preferred stock.

A-1

SCHEDULE B

SCHEDULE OF ISSUER FREE WRITING PROSPECTUSES INCLUDED IN THE
TIME OF SALE PROSPECTUS

Pricing term sheet set forth in Schedule C.

B-1

SCHEDULE C

PRICING TERM SHEET

Raymond James & Associates, Inc.
J.P. Morgan Securities Inc.

Edge Petroleum Corporation
Common Stock

Issuer:	Edge Petroleum Corporation (the “Company”)

Title of securities:	Common Stock, $0.01 par value (the “Common Stock”)

Offer price per share:	$13.25

Offering size:	9,500,000 shares of Common Stock (excluding the underwriters’ option to purchase up to 1,425,000 additional shares of Common Stock)

Underwriting discount:	$0.563 per share

Net proceeds:

Approximately $120 million, after deducting underwriter discounts and commissions and estimated offering expenses (excluding the underwriters’ option to purchase up to 1,425,000 additional shares of Common Stock)

Trading:	The Common Stock is listed on the NASDAQ Global Select Market under the symbol “EPEX.”

Trade Date:	January 25, 2007

Settlement Date:	January 30, 2007

Concurrent Offering of Preferred Stock

The Company is offering concurrently with this common stock offering an issue of the Company’s Series A Cumulative Convertible Perpetual Preferred Stock (the “Preferred Stock”).  The terms of the Preferred Stock offering are as follows: issue price: $50.00, dividend rate: 5.75%, conversion premium: 25%, and offering size: $125 million.  Additional details on the Preferred Stock offering, including a review of risk factors, are available at the SEC website at www.sec.gov.

Additional Disclosures

The sections “Summary―Pending Offering of Preferred Stock,” “Summary―The Offering,” “Use of Proceeds,” “Capitalization” and “The Acquisitions―Proposed Financing―Pending Offered of Preferred Stock” and other sections throughout the preliminary prospectus supplement dated January 16, 2007 relating to the Common Stock offering are updated to reflect an increase in the size of the offering from 9,200,000 shares of the Common Stock (plus up to 1,380,000 additional shares subject to the underwriters’ over-allotment option) to 9,500,000 shares (plus up to 1,425,000 additional shares subject to the underwriters’ over-allotment option), an increase in the size of the Preferred Stock offering from 2,000,000 shares (plus up to 300,000 additional shares subject to the underwriters’

C-1

over-allotment option) to 2,500,000 shares (plus up to 375,000 additional shares subject to the underwriters’ over-allotment option) and an offering price of $13.25 per share for the Common Stock, for net proceeds of approximately $120 million in the Common Stock offering and $120 million in the Preferred Stock offering, in each case after deducting underwriter discounts and commissions and estimated offering expenses.

In addition, footnote (h) to the unaudited pro forma condensed consolidated financial statements on page S-34 of the preliminary prospectus supplement is amended and restated in its entirety as follows to reflect the increased size of the Common Stock offering, the increased size of the Preferred Stock offering and the actual dividend rate and conversion price of the Preferred Stock (instead of an assumed dividend rate and an assumed conversion price):

h.             Assuming the completion of the concurrent public offerings of common stock and preferred stock, we would utilize the proceeds from these offerings together with borrowings under the Proposed Credit Facilities to refinance our existing credit facility and finance the Acquisition instead of relying solely on borrowings under the Proposed Credit Facilities, which would reduce interest expense and increase income tax expense.  We would also expect to record preferred dividends of approximately $7.2 million and $5.4 million for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively, based on the preferred stock dividend rate of 5.75% per year. Therefore, basic weighted average shares outstanding would increase by approximately 9,500,000 common shares and diluted weighted average shares outstanding would increase by approximately 17,047,170 common shares (including common shares underlying the preferred shares, based on the conversion price of the Series A Preferred Stock of $16.56 per share of common stock).  The impact of the offerings results in the following earnings per share data for the year ended December 31, 2005 and the nine months ended September 30, 2006:

	Year ended December 31, 2005	Nine months ended September 30, 2006

Pro Forma Net Income (Loss) Per Share
Pro Forma basic earnings (loss) per share	$1.33	$(1.31)
Pro Forma diluted earnings (loss) per share	$1.22	$(1.11)

Forward Looking Statements

Statements regarding the proceeds from the offerings, interest expense, income tax expense, preferred dividends and earnings per share, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions, many of which are beyond the Company’s ability to control or estimate, and are subject to material changes. Such risks, uncertainties and assumptions include, but are not limited to, market conditions, customary offering closing conditions, the Company’s results of operations and other factors detailed in Risk Factors and elsewhere in the registration statement relating to these securities and the Company’s filings with the SEC.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request them by calling (i) Raymond James & Associates, Inc. toll-free at 1-800-248-8863, x72400 or (ii) J.P. Morgan Securities Inc. toll-free at 1-866-430-0686.

C-2

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.  Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Dated January 24, 2007

C-3

SCHEDULE D

Underwriter	Number of Securities
Raymond James & Associates, Inc.	3,250,187
J.P. Morgan Securities Inc.	3,250,187
Johnson Rice & Company L.L.C.	1,857,250
SunTrust Capital Markets, Inc.	650,038
BMO Capital Markets Corp.	278,588
C.K. Cooper & Company Inc.	71,250
Ferris, Baker Watts, Incorporated	71,250
Natexis Bleichroeder Inc.	71,250
Total	9,500,000

D-1

EXHIBIT A

FORM OF OPINION OF COUNSEL
(BAKER BOTTS L.L.P.)

(1)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(2)           The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas.

(3)           The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and Prospectus and to enter into and perform all of its obligations under the Underwriting Agreement and the Transaction Documents.

(4)           The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and Prospectus under the caption “Description of Capital Stock.”  The Common Stock conforms in all material respects to the description thereof included in or incorporated by reference into the Registration Statement.

(5)           The Securities to be issued and sold to the Underwriters by the Company under the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to the Underwriters, against payment therefore in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.  There are no preemptive or other similar rights to subscribe for or to purchase the Securities pursuant to the Company’s charter or bylaws or, to the knowledge of such counsel, any agreement or other instrument to which the Company is a party or by which it is bound.

(6)           [Intentionally omitted]

(7)           [Intentionally omitted]

(8)           The Company has filed all applications and other documents necessary for the Securities to be listed on NASDAQ, subject to official notice of issuance on NASDAQ, and the certificates evidencing the Securities conform to the requirements of the applicable corporate laws of the State of Delaware.

(9)           The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(10)         Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(11)         The execution, delivery and performance of the Underwriting Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Underwriting Agreement and compliance by the Company with its obligations thereunder (a) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject, in any case that was an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 or any of the Company’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K (excluding any exhibit only furnished and not filed), (b) will not result in any violation by the Company or any of its Subsidiaries of the provisions of the charter or bylaws of the Company or any of its Subsidiaries or, to our knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree, of any government, government instrumentality or court of the United States or the State of Texas having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations (provided that we express no opinion in this paragraph 11 with respect to the matters set forth in the penultimate paragraph of this opinion letter); except, in the case of either (a) or (b), as would not reasonably be expected to have a Material Adverse Effect.

(12)         No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal or state court or governmental authority or agency of the United States or the State of Texas is legally required by the Company for the execution, delivery or performance of the Underwriting Agreement or in connection with the issuance and sale of the Securities under the Underwriting Agreement or the consummation of the transactions contemplated by the Underwriting Agreement, other than those that have been obtained (including those under the 1933 Act and the 1933 Act Regulations), or as may be required under the state securities or Blue Sky laws or by the NASDAQ Marketplace Rules in connection with the purchase and distribution of the Securities.

(13)         The Registration Statement has been declared effective under the 1933 Act.  Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to our knowledge, no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been initiated or are pending or threatened by the Commission.

(14)         The Registration Statement and the Prospectus, including the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including the documents incorporated by reference therein, in each case as of their respective effective, issue or filing dates (other than (i) the financial statements and notes thereto and auditor’s report thereon and schedules included or incorporated by reference therein or omitted therefrom, (ii) the summary reserve reports of each of the independent petroleum engineers included or incorporated by reference therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom or (iv) the exhibits thereto, as to which we express no opinion) appeared on their faces to have complied as to form in all material respects with the requirements of the 1933 Act and the 1934 Act, and the rules and regulations thereunder, as applicable.

(15)         To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, Time of Sale Prospectus or Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto, to the extent required, are fair in all material respects.

(16)         The statements in the Time of Sale Prospectus and Prospectus under the heading “Description of Capital Stock” and the statements incorporated by reference in the Registration Statement in Item 15, to the extent that they constitute summaries of documents or matters of law or regulation referred to therein, are accurate in all material respects.

(17)         To our knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company in the Registration Statement that has not been waived.

(18)         The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

We have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters, counsel for the Underwriters, representatives of the independent registered public accounting firm of the Company and representatives of the Company’s independent petroleum reserve engineers, at which conferences the contents of the Registration Statement, Time of Sale Prospectus and Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for and have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, Time of Sale Prospectus or Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of the officers and other representatives of the Company and representatives of the Underwriters), no facts have come to our attention that would lead us to believe that the Registration Statement, including the Rule 430 Information (except for (i) financial statements and notes thereto and auditor’s report thereon and schedules included therein or omitted therefrom, (ii) the summary reserve reports of each of the independent petroleum engineers included or incorporated by reference therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom or (iv) the exhibits thereto, as to which we make no statement), at the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 or at the latest deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented (except for (i) financial statements and notes thereto and auditor’s report thereon and schedules and other financial data included therein or omitted therefrom, (ii) the summary reserve reports of each of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was filed with the Commission, or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In addition, nothing has come to our attention that has caused us to believe that the Time of Sale Prospectus, as of the Applicable Time (except for (i) financial statements and notes thereto and auditor’s report thereon and schedules and other financial data included therein or omitted therefrom, (ii) the summary reserve reports of each of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, as to which we make no statement), included an untrue statement of any material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such opinion shall be limited to the law of the State of Texas, the federal law of the United States and the General Corporation Law of the State of Delaware.

EXHIBIT B

EDGE PETROLEUM CORPORATION
AND ITS SUBSIDIARIES

	Domestic Jurisdiction	Foreign Jurisdiction

Edge Petroleum Corporation	Delaware	Texas

Edge Petroleum Operating Company, Inc.	Delaware	Alabama
Arkansas
Louisiana
Michigan
Mississippi
New Mexico
Texas

Edge Petroleum Exploration Company	Delaware	Alabama
Arkansas
Louisiana
Mississippi
Montana
New Mexico
Texas

Miller Exploration Company	Delaware	Alabama
Michigan
Mississippi
Montana
Texas

Miller Oil Corporation	Michigan	Mississippi
Montana
Texas

Edge Petroleum Production Company	Delaware	Texas

B-1

EXHIBIT C

FORM OF OPINION OF COUNSEL
(ROBERT C. THOMAS)

(1)           Each Subsidiary identified on Exhibit B to the Underwriting Agreement as being incorporated in the State of Delaware has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus or Prospectus and is in good standing in each jurisdiction set forth by their respective names on Exhibit B to the Underwriting Agreement.  Except as otherwise stated in the Registration Statement, Time of Sale Prospectus or Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable, is owned by the Company, directly or through another Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(2)           Neither the Company nor any of its Subsidiaries (i) is in violation of its charter or bylaws except Miller Oil Corporation, as to which I express no opinion, (ii) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound or to which any of their properties or assets is subject of which I have knowledge or (iii) to my knowledge is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, singularly or in the aggregate, would not have a Material Adverse Effect.

(3)           The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws relating to or affecting creditors’ rights generally, general principles of equity (regardless of whether enforcement is sought in equity or at law) and any implied covenants of good faith and fair dealing.

(4)           The execution, delivery and performance of the Transaction Documents and compliance by the Company with its obligations thereunder (a) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject, in any case that was an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 or any of the Company’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K

(excluding any exhibit only furnished and not filed), (b) will not result in any violation by the Company or any of its Subsidiaries of the provisions of the charter or bylaws of the Company or any of its Subsidiaries or, to my knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree, of any government, government instrumentality or court of the United States or the State of Texas having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations (provided that I express no opinion in this paragraph 4 with respect to the matters set forth in the penultimate paragraph of this opinion letter); except, in the case of either (a) or (b), as would not reasonably be expected to have a Material Adverse Effect.

(5)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal or state court or governmental authority or agency of the United States or the State of Texas is legally required by the Company for the execution, delivery or performance of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, except such as if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(6)           The Company and its Subsidiaries possess all licenses, certificates, authorizations, franchises and other governmental authorizations and permits issued by the appropriate federal, or state regulatory authorities necessary to the ownership of their property and to conduct their businesses as described in the Registration Statement, Time of Sale Prospectus and Prospectus, subject to such qualifications as may be set forth in the Time of Sale Prospectus and Prospectus, except for such licenses, certificates, authorizations or permits the failure of which to maintain would not have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  To the best of such counsel’s knowledge, the Company and its Subsidiaries are in compliance with all applicable federal, state and local laws, regulations, orders and decrees governing their business, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect.

(7)           To my knowledge and except as disclosed in the Registration Statement, Time of Sale Prospectus or Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party or to which the assets, properties or operations of the Company or any of its Subsidiaries is subject, before or by any court or governmental agency or body, federal or state, that might reasonably be expected to result in a Material Adverse Effect or might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement or the performance by the Company of its obligations thereunder.

(8)           Each of the Company and its Subsidiaries is in compliance with all Environmental Laws, except, in each case, where noncompliance, individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries taken as a whole; there are no legal or governmental proceedings pending, or to the knowledge of such counsel, threatened against or affecting the Company or any of its Subsidiaries under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

(9)           All descriptions in the Registration Statement, Time of Sale Prospectus and Prospectus of statutes, legal and governmental proceedings and contracts and other documents fairly present the information required to be shown in all material respects.

(10)         The statements in the Time of Sale Prospectus and Prospectus under the heading “The Acquisitions” and the statements incorporated by reference in the Time of Sale Prospectus and Prospectus from Item 3 of Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, to the extent that they constitute summaries of documents, legal proceedings or matters of law or regulation referred to therein, are accurate in all material respects.

I have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters, counsel for the Underwriters, representatives of the independent registered public accounting firm of the Company and representatives of the Company’s independent petroleum reserve engineers, at which conferences the contents of the Registration Statement, Time of Sale Prospectus and Prospectus and related matters were discussed and, although I am not passing upon and do not assume any responsibility for and have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, Time of Sale Prospectus or Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of the officers and other representatives of the Company and representatives of the Underwriters), no facts have come to my attention that would lead me to believe that the Registration Statement, including the Rule 430 Information (except for (i) financial statements and notes thereto and auditor’s report thereon and schedules included therein or omitted therefrom, (ii) the summary reserve reports of each of the independent petroleum engineers included or incorporated by reference therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom or (iv) the exhibits thereto, as to which I make no statement), at the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 or at the latest deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented (except for (i) financial statements and notes thereto and auditor’s report thereon and schedules and other financial data included therein or omitted therefrom, (ii) the summary reserve reports of each of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, as to which I make no statement), at the time the Prospectus was filed with the Commission, or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In addition, nothing has come to my attention that has caused me to believe that the Time of Sale Prospectus, as of the Applicable Time (except for (i) financial statements and notes thereto and auditor’s report thereon and schedules and other financial data included therein or omitted therefrom, (ii) the summary reserve reports of each of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, as to which I make no statement), included an untrue statement of any material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such opinion shall be limited to the law of the State of Texas, the federal law of the United States and the General Corporation Law of the State of Delaware.

EXHIBIT D

EDGE PETROLEUM CORPORATION
(a Delaware corporation)

January     , 2007

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716

   As Representatives of the several
   Underwriters listed in Schedule D to the
   Common Underwriting Agreement (as
   defined below) and as Representatives
   of the several Underwriters listed in
   Schedule D to the Preferred Underwriting
   Agreement (as defined below)

Ladies and Gentlemen:

The undersigned understands that Edge Petroleum Corporation, Inc. (the “Company”), a Delaware corporation, has filed with the Securities and Exchange Commission (the “Commission”) (i) a Registration Statement on Form S-3 (Registration No. 333-125677) relating to the registration under the U.S. Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with the rules and regulations of the Commission thereunder, of securities of the Company, including shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) a prospectus dated July 1, 2005 to be supplemented by the Company’s final prospectus supplements relating to (a) the offering (the “Preferred Offering”) of up to 2,875,000 shares of the Company’s 5.75% Series A Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $50 per share (the “Preferred Shares”) and (b) the offering (the “Common Offering”) of up to 10,925,000 shares of Common Stock (the “Common Shares”).  The Company has also entered into an underwriting agreement with respect to the Common Offering (the “Common Underwriting Agreement”) with the several underwriters listed in Schedule D thereto (the “Common Underwriters”) and an underwriting agreement with respect to the Preferred Offering (the “Preferred Underwriting Agreement”) with the several underwriters listed in Schedule D thereto (the “Preferred Underwriters”).  The registration statement at the time it became effective, or if a post-effective amendment has been filed with respect thereto as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the 1933 Act), is hereinafter referred to as the “Registration Statement;” the prospectus as supplemented by the prospectus supplement relating to the sale of the Common Shares in the form first used to confirm sales of the Common Shares is hereinafter referred to as the “Common Prospectus,” and the prospectus as supplemented by the prospectus supplement relating to the sale of the Preferred Shares in the form first used to confirm sales of the Preferred Shares is hereinafter referred to as the “Preferred Prospectus.”

In consideration of the Common Underwriters’ agreement to purchase and make the Common Offering of the Common Shares and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Raymond James & Associates, Inc. and J.P. Morgan Securities Inc. on behalf of the Common Underwriters, the undersigned will not, during the period ending 90 days after the date of the Common Prospectus, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except, in each case, for (A) transfers of shares of Common Stock or securities convertible into Common Stock as a gift of gifts or as intra-family transfers or transfers to trusts or family limited partnerships for estate planning purposes, (B) transfers of Common Stock or any security convertible into Common Stock by will or intestacy; (C) bona fide pledges of Common Stock existing on the date of this letter or (D) subsequent pledges of Common Stock if the pledgee of such Common Stock agrees in writing to be bound by the restrictions hereof.  In addition, the undersigned agrees that, without the prior written consent of Raymond James & Associates, Inc. and J.P. Morgan Securities Inc. on behalf of the Common Underwriters, it will not, during the period ending 90 days after the date of the Common Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

It is understood that, if the Company notifies you that it does not intend to proceed with the Common Offering, if the Common Underwriting Agreement does not become effective or if the Common Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares, the undersigned shall be released from the preceding paragraph of this letter.

Furthermore, in consideration of the Preferred Underwriters’ agreement to purchase and make the Preferred Offering of the Preferred Shares and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Raymond James & Associates, Inc. on behalf of the Preferred Underwriters, the undersigned will not, during the period ending 90 days after the date of the Preferred Prospectus, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except, in each case, for (A) transfers of shares of Common Stock or securities convertible into Common Stock as a gift of gifts or as intra-family transfers or transfers to trusts or family limited partnerships for estate planning purposes, (B) transfers of Common Stock or any security convertible into Common Stock by will or intestacy; (C) bona fide pledges of Common Stock existing on the date of this letter or (D) subsequent pledges of Common Stock if the pledgee of such Common Stock agrees in writing to be bound by the restrictions hereof.  In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Raymond James & Associates, Inc. on behalf of the Preferred Underwriters, it will not, during the period ending 90 days after the date of the Preferred Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

It is understood that, if the Company notifies you that it does not intend to proceed with the Preferred Offering, if the Preferred Underwriting Agreement does not become effective or if the Preferred Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Preferred Shares, the undersigned shall be released from all obligations in the preceding paragraph of this letter.

Sincerely,